STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 9th day of March 2006, by and between

      KMA Global Solutions International, Inc., a corporation incorporated under the laws of the State of Nevada ("Parent"),

      KMA Global Solutions, LLC, a limited liability company formed under the laws of the State ofNevada ("Subco"), and

      KMA Acquisition Exchangeco Inc., a company formed under the laws of the Province of Ontario, Canada (the "Company"); and

      Certain shareholders of the Parent listed on Schedule A, attached hereto (the "Shareholders").

                                   WITNESSETH:

      WHEREAS, each of the Shareholders own the number of the issued and outstanding shares (collectively, the "Shares") of the common stock, $.001 par value per share (the "Common Stock"), of Parent set forth opposite each such Shareholder's name on Schedule A attached hereto; and

      WHEREAS, pursuant to the terms and conditions of this Agreement, the Company will issue to each Shareholder, in exchange for the Shareholder's Shares, certain exchangeable shares (the "Exchangeable Shares") having attached thereto certain rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions", attached hereto as Schedule "B").

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows.

                                    ARTICLE I

                               EXCHANGE OF SHARES

      The Shareholders hereby transfer all of their Shares to the Company in exchange for Exchangeable Shares on a pro rata basis

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND ESPO'S

2.01. Representations of the Shareholders Regarding the Shares. Each Shareholder severally, and not jointly, represents and warrants to the Agent and Transferees as follows:

      a. Such Shareholder has good and marketable title to the Shares which are to be transferred hereunder by such Shareholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Schedule A attached hereto sets forth a true and correct description of all Shares owned by such Shareholder.

      b. Such Shareholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell at the Closing the Shares to be sold by such Shareholder hereunder and, upon consummation of the purchase contemplated hereby, the Transferees will acquire from such Shareholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

      c. Such Shareholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Shareholder or the transfer, conveyance and sale of the Shares to be sold by such Shareholder to the Transferees pursuant to the terms hereof.

      d. No broker or finder has acted for such Shareholder in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Shareholder.

2.02. Representations Regarding Espo's. Espo's hereby represents and warrants to the Transferees that:

      a. Organization. Espo's is a corporation duly organized and validly subsisting under the laws of the State of New York, and has all requisite corporate power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Espo's is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except for such jurisdictions in which the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of Espo's taken as a whole (a "Material Adverse Effect"). Certified copies of the Certificate of Incorporation and By-laws of Espo's, each as amended to date, have been previously made available to the Agent and Transferees, and no amendments have been made thereto or have been authorized since the date thereof.

      b. Capitalization of Espo's. Espo's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 4,922,250 shares are issued and outstanding on the date hereof, and of which 4,225,427 are held of record and beneficially by the Shareholders as set forth on Schedule A. All


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

such issued and outstanding shares of Common Stock have been, and on the Closing Date will be, duly and validly issued and are fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from Espo's any capital stock of Espo's, (ii) any securities convertible into or exchangeable for shares of such stock, or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of Espo's. There are no issued and outstanding shares of Common Stock held in the treasury of Espo's.

      c. Subsidiaries. Espo's does not own, directly or indirectly, any capital stock or other equity interests or investment, whether equity or debt, in any corporation, business, trust, joint venture or other entity.

      d. Authority. The execution and delivery by Espo's of this Agreement and the agreements provided for herein, and the consummation by Espo's of all transactions contemplated hereunder and thereunder by Espo's, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by Espo's and the Shareholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Espo's is a party constitutes the valid and legally binding obligations of Espo's enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights, by general principles of equity and by limitations on the availability of equitable remedies. The execution, delivery and performance by Espo's of this Agreement and the agreements provided for herein, and the consummation by Espo's of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Espo's, (b) violate the provisions of the Certificate of Incorporation or By-laws of Espo's, each as amended to date, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Espo's, or (d) result in the breach of, or constitute a default under, or result in the acceleration under, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Espo's pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Espo's is a party or by which Espo's or any of its properties is or may be bound, which would result in a Material Adverse Effect. Schedule 2.02(d) attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by Espo's of the transactions contemplated by this Agreement.

      e. Financial Statements.

            (i) Espo's has previously made available to the Transferees the unaudited balance sheets of Espo's as of October 31, 2005 (the "Current Balance Sheet") and the related unaudited statements of income, shareholders' equity, retained earnings and changes in financial condition of Espo's for the 12-month period then ended (collectively, with the Current Balance Sheet, the "Current Financial Statements"). The Current Financial Statements were prepared in accordance with generally accepted accounting principles applied consistently with past practices, subject to normal recurring year-end adjustments and the absence of footnotes customarily included in audited financial statements. The Current Financial Statements have been compiled by Stewart H. Benjamin, CPA. The date of the Current Balance Sheet is hereinafter referred to as the "Balance Sheet Date."


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

            (ii) The Financial Statements fairly present, in all material respects, as of their respective dates, the financial condition, retained earnings, assets and liabilities of Espo's and the results of operations of Espo's business for the periods indicated.

      f. Absence of Undisclosed Liabilities. Except as and to the extent (a) reflected and reserved against in the Current Balance Sheet, (b) set forth on
Schedule 2.02(f) attached hereto, or (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, Espo's has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties or business of Espo's. For purposes of this Subsection 2.02(f), "material" means any amount in excess of $10,000.

      g. Litigation. Except as set forth on Schedule 2.02(g) attached hereto,
(i) there is no action, suit or proceeding to which Espo's is a party (either as a plaintiff or defendant) pending or, to the knowledge of Espo's, threatened before any court or governmental agency, authority, body or arbitrator which, in the event of an adverse outcome, would result in a Material Adverse Effect, and, to the knowledge of Espo's, there is no basis for any such action, suit or proceeding, (ii) neither Espo's nor, to the knowledge of Espo's, any officer, director or employee of any of Espo's, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Espo's, and (iii) to the knowledge of Espo's, there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring Espo's or to take any action of any kind with respect to its business, assets or properties.

      k. Real Property.

            (i) Espo's does not own any real property.

            (ii) Espo's is tenant pursuant to month to month oral lease of premises 57 Main Street, East Hampton, New York, which lease will, as of the closing date, be assigned to Jeffrey R. Esposito.

      l. Tax Matters.

            (i) Except as set forth on Schedule 2.02(l) attached hereto:

                  (1) within the times and in the manner prescribed by law, Espo's has filed or caused to be filed all material federal, state and local tax returns and all material tax returns required for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon Espo's which are required to be filed on or before the date hereof;

                  (2) Espo's has paid or caused to be paid, or made provision for the payment of, all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due, except such taxes that are being contested in good faith by Espo's, including, without limitation, income, franchise, real estate, sales and withholding taxes and other employee benefits, taxes and imports;


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

                  (3) Espo's has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes; and

                  (4) no examination of the federal, state, local or foreign tax returns of Espo's is currently in progress nor, to the knowledge of Espo's, threatened, and no deficiencies have been asserted or assessed against Espo's as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened.

            (ii) Schedule 2.02(l) attached hereto sets forth those taxable years for which the tax returns of Espo's have been reviewed or audited by applicable federal, state, local and foreign taxing authorities and those tax years for which said tax returns have received clearances or other indications of approval from applicable federal, state, local and foreign taxing authorities. To the knowledge of Espo's, no issue or issues have been raised in connection with any prior or pending review or audit of said federal, state, local or foreign tax returns which Espo's reasonably believes may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the tax returns of Espo's.

      m. Books and Records. The general ledgers and books of account of Espo's, all federal, state and local income, franchise, property and other tax returns filed by Espo's are in all material respects complete and correct and have been maintained in accordance with all applicable procedures required by laws and regulations in all material respects.

      n. Contracts and Commitments.

            (i) Schedule 2.02(n) attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                  (1) all loan agreements, indentures, mortgages and guaranties to which Espo's is a party or by which Espo's or any of its property is bound;

                  (2) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which Espo's is a party or by which Espo's or any of its property is bound;

                  (3) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which Espo's is a party or by which Espo's or any of its property is bound which involve payments or receipts by Espo's of more than $10,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto;

                  (4) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which Espo's is a party or by which Espo's or any of its property is bound;


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

                  (5) all agency, distributor, sales representative, franchise or similar agreements to which Espo's is a party or by which Espo's or any of its property is bound;

                  (6) all contracts, agreements or other understandings or arrangements between Espo's and any of the Shareholders or their affiliates;

                  (7) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous);

                  (8) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on Espo's; and

                  (9) any other material agreements or contracts entered into by Espo's.

            (ii) Except as set forth on Schedule 2.02(n):

                  (1) each Contract is a valid and binding agreement of Espo's, enforceable against Espo's in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights, by general principles of equity and by limitations on the availability of equitable remedies, and Espo's does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                  (2) Espo's is not in breach of or default under any Contract, and, to the knowledge of Espo's, no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any Lien, thereunder or pursuant thereto, except for breaches or defaults which individually or in the aggregate would not have a Material Adverse Effect; and

                  (3) to the knowledge of Espo's, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party.

      o. Compliance with Laws.

            (i) Espo's has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"), except where the failure to have such Permits would not have a Material Adverse Effect. Schedule 2.02(o) attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been made available by Espo's to the Transferees.

            (ii) Except as set forth on Schedule 2.02(o), to its knowledge, Espo's is in compliance with all laws, statutes and regulations (other than those pertaining to pollution or protection of the environment or exposure or persons to toxic or hazardous substances, raw materials or chemicals) of governmental authorities, domestic or foreign, applicable to them, except where the failure to so comply would not have a Material Adverse Effect.


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

            (iii) Except as set forth on Schedule 2.02(o), Espo's has not had notice or communication from any federal, state or local governmental or regulatory authority or otherwise since January 1, 2004 of any such violation or noncompliance.

            (iv) To its knowledge, Espo's is not in violation of any federal, state, county or municipal authority law, ruling, order, decree, regulation, permit, or other environmental or hazardous waste requirement applicable to Espo's, relating to health, safety, pollution, hazardous waste, environmental or other similar matters, which has not been entirely corrected, except where such violation would not have a Material Adverse Effect.

            (v) For purposes of this Subsection 2.02(o), "hazardous waste" means "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6921 et. seq., and the regulations adopted pursuant thereto.

      p. Employee Relations; No Benefit Plans.

            (i) Espo's, to its knowledge, is in compliance in all material respects with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and, to its knowledge, is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

            (ii) To the knowledge of Espo's, except as set forth on Schedule
2.02 attached hereto:

                  (1) none of the employees of Espo's is represented by any labor union;

                  (2) there is no unfair labor practice complaint against Espo's pending before the National Labor Relations Board or any state or local agency;

                  (3) there is no pending labor strike affecting Espo's; and

                  (4) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which Espo's is a party.

            (iii) As of the Closing, all employees of Espo's will resign.

            (iv) Espo's has no active employee benefit plan, as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      q. Absence of Certain Changes or Events.

            (i) Except as set forth on Schedule 2.02(q) attached hereto and except for the spin-out of the assets of the retail business and Internet business to Espo's Surf & Sport Inc. and Esposurfshop.com, Inc., respectively, subject in each case to all liabilities thereof, since the Balance Sheet Date, Espo's has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, Espo's has not:


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

                  (1) incurred any material obligation or liability for borrowed money in excess of $10,000;

                  (2) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

                  (3) mortgaged, pledged or subjected to lien, charge or other encumbrance any of its properties or assets;

                  (4) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

                  (5) made any material amendment to or termination of any material Contract;

                  (6) suffered any losses of personal or real property, whether insured or uninsured, and whether or not in the control of Espo's in excess of $50,000 in the aggregate;

                  (7) engaged any new employee for a salary in excess of $50,000 per annum;

                  (8) made, or committed to make, any changes in the compensation payable to any officer, director, employee or agent of Espo's or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents in excess of $50,000;

                  (9) incurred any capital expenditure in excess of $10,000 in any instance or $50,000 in the aggregate; or

                  (10) made any material alteration in the manner of keeping the books, accounts or records of Espo's or in the accounting practices therein reflected other than those required by generally accepted accounting principles.

            (b) Since the Balance Sheet Date, to the knowledge of Espo's, there has not been any change in the business, operations or financial condition of Espo's, taken as a whole, which has had or would reasonably be expected to have a Material Adverse Effect, other than changes relating to the economy in general or changes resulting from industry-wide developments affecting other companies in similar businesses.

      r. Indebtedness to and from Officers, Directors and Shareholders. Except as set forth on Schedule 2.02(r) attached hereto, Espo's is not indebted, directly or indirectly, to any person who is an officer, director or Shareholder of Espo's in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, Shareholder or affiliate is indebted to Espo's except for advances made to employees of Espo's in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.


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

      s. Powers of Attorney and Suretyships. Except as set forth on Schedule 2.02(s) attached hereto, Espo's does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

      t. Assets of Espo's. The assets held by Espo's constitute all of the material assets and rights which are used in the operation of the business of Espo's as conducted on the date hereof.

      u. Breach of Representations. Neither Espo's nor the Shareholders are aware of any facts or circumstances that would serve as a basis for a claim by Espo's or the Shareholders against the Transferees based upon a breach of any of the representations or warranties of the Transferees contained in this Agreement or a breach of any of the Transferee's covenants or agreements to be performed by it at or prior to the Closing. Each of Espo's and the Shareholders shall be deemed to have waived in full any breach of the Transferee's representations and warranties contained herein and any such covenants and agreements of which Espo's or the Shareholders, as the case may be, are aware of at the date hereof or, if the Closing occurs, at the Closing. The representations and warranties of the Shareholders and Espo's shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specific date and except for any changes permitted by the terms hereof or consented to in writing by the Transferee. The Shareholders and Espo's shall have performed and complied in all material respects with all of their respective terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS, WARRANTIES AND
                           OBLIGATIONS OF TRANSFEREES.

3.01 Investment Representations. The Transferees represent and warrant to Espo's and the Shareholders that:

      a. The Transferees understand that the Shares were not registered under the U.S. Securities Act of 1933, as amended (the "Act") or any state securities law and that the Shares may not be sold or transferred without registration under the Act or a state securities law unless an exemption from such registration is available.


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

      b. The Transferees have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment in the Shares or have obtained the advice of an attorney, certified public accountant or investment adviser with respect to the merits and risks of an investment in the Shares.

      c. The Transferees has been provided with sufficient information concerning Espo's that it deems necessary to make a decision to purchase Shares in Espo's.

      d. The Transferees have been provided with the opportunity to ask questions of, and receive answers from, Espo's and its officers, employees and agents concerning the business and financial condition of Espo's and the Transferees have received satisfactory answers to any such questions.

      e. No Transferee is now nor has been an affiliate of Espo's within the meaning of the Act.

3.02 Transferees' Intent. The Transferees, upon closing the transaction herein, represent that they will cancel the restricted shares being acquired from the Shareholders and will use their best efforts to close the transactions contemplated in Section 1.03.

                                   ARTICLE IV

                                     CLOSING

4.01 Closing. The closing of this Agreement, (the "Closing") shall take place on or before March 7, 2006 at the Law Offices of Steven L. Siskind, 645 Fifth Avenue, Suite 403, New York, New York 10022 at 6:00 PM., or by electronic exchange of documents, with facsimile signatures, or such other place and date or means upon with the parties hereto shall agree.

                                    ARTICLE V

                                  MISCELLANEOUS

5.01 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive execution and delivery of this Agreement and the Closing.

5.02 Notices. All notices and other communications given or made pursuant hereto shall be sent by reputable overnight courier next day delivery, and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, to the parties at the address set forth for each party on the signature page to this Agreement or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties, and to the representative of Espo's set forth below:


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

As legal counsel to Espo's:             Steven L. Siskind, Esq.
                                        Law Offices of Steven L. Siskind
                                        645 Fifth Avenue, Suite 403
                                        New York, New York 10022
                                        Fax Number: 212-838-7982

5.03 Modifications, Waiver. No modification or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and approved by all of the parties hereto.

5.04 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

5.05 Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, no Transferee may not assign his, her or its rights under this Agreement without the written consent of Espo's and the Shareholders.

5.06 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. Execution by transmission of facsimile signature pages with originals delivered the next business day will be deemed to be satisfactory execution by all parties.

5.07. Dispute Resolution

      a. General. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this
Section 5.07.

      b. Consent of the Parties. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 5.07(c) hereof.


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

      c. Arbitration.

            (i) Either the Agent and any Transferee or the Shareholders' Representative may submit any dispute hereunder to arbitration by notifying the other party hereto, in writing, of such dispute. Within 10 days after receipt of such notice, the Agent and any Transferee and the Shareholders' Representative shall designate in writing one arbitrator to resolve the dispute; provided that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or shareholder of any party hereto or any affiliate of any party to this Agreement.

            (ii) Within 15 days after the designation of the arbitrator, the arbitrator, the Agent and any Transferee and the Shareholders' Representative shall meet, at which time the Agent and any Transferee and the Shareholders' Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

            (iii) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Agent and any Transferee and the Shareholders' Representative. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

            (iv) The arbitrator shall use his or her best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (iii) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

            (v) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

            (vi) Any arbitration hereunder shall be conducted in New York County, in the City and State of New York. Any arbitration award may be entered in and enforced by any court having competent jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for purposes of the enforcement of any arbitration award.

5.07 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to such state's conflicts of law statutes or decisions. The parties herein consent to jurisdiction in the appropriate State or Federal Court in New York City in the State of New York, and hereby waive trial by jury in any action arising out of or on connection with this Agreement.

5.08 Dollar Amounts. All dollar amounts herein shall refer to United States currency.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year above first written.

Shareholders:


/s/ Jeffrey R. Esposito
----------------------------
Jeffrey R. Esposito


/s/ Kenneth C. Dollman
----------------------------
Kenneth C. Dollman

Transferees' Agent:

2095511 Ontario Limited, as agent for the Transferees listed on Schedule B, attached hereto


By: /s/ Jeffrey Reid
    ------------------------
    Jeffrey Reid

SCHEDULE A

List of Shareholders

NAME                                    AMOUNT OF SHARES OWNED & TRANSFERRED

Jeffrey R. Esposito                     4,065,427
Kenneth C. Dollman                        160,000
                                       ----------

Total:                                  4,225,427

SCHEDULE B

List of Transferees

Brant Fellowship Holdings, Inc.
TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213 Nassau, Bahamas

Culross Forwarding Limited
1876 Hutson Street
Belize City, Belize

Maer Duke
7C Gwynns Mills Ct.
Owings Mills, MD  21117

Greenock Export Holdings AG
Columbia House
32 Reid Street
Hamilton, HM11 Bermuda

Carrick Mortgage Holdings Inc.
Chancery House
Bridgetown, Barbados, West Indies

Brican Holdings Limited
c/o Continental Management Limited
Century House
l6 Par-la-Ville Road
Hamilton, HM08 Bermuda

Bedford Place Investments Ltd
c/o Continental Management Limited
Century House, 16 Par-la-Ville Road
Hamilton, HM08, Bermuda

Candas Enterprises Corp.
Torre Swiss Bank, Calle 53, Obario
Panama City, Republic of Panama